EXHIBIT 11


                                                     WORTHINGTON FOODS, INC.
                                                COMPUTATION OF EARNINGS PER SHARE

                                                                  THREE MONTHS ENDED                     SIX MONTHS ENDED
                                                              7/2/99             7/3/98             7/2/99             7/3/98
                                                              ------             ------             ------             ------
Basic:

Weighted average number of common
shares outstanding .................................         12,379,979         11,723,816         12,376,352         11,683,762
                                                            ===========        ===========        ===========        ===========

Net income .........................................        $ 2,545,000        $ 2,870,000        $ 4,245,000        $ 5,027,000
                                                            ===========        ===========        ===========        ===========

Earnings per share .................................        $      0.21        $      0.25        $      0.34        $      0.43
                                                            ===========        ===========        ===========        ===========


Diluted:

Weighted average number of common
  shares outstanding ...............................         12,379,979         11,723,816         12,376,352         11,683,762

Net effect of dilutive stock options based
  on the treasury stock method using the
  average market price during the period ...........            134,538            364,725            128,211            341,217
                                                            -----------        -----------        -----------        -----------

Weighted average common and common
  equivalent shares used in computing
  earnings per share ...............................         12,514,517         12,088,541         12,504,563         12,024,979
                                                            ===========        ===========        ===========        ===========

Net income .........................................        $ 2,545,000        $ 2,870,000        $ 4,245,000        $ 5,027,000
                                                            ===========        ===========        ===========        ===========

Earnings per share .................................        $      0.20        $      0.24        $      0.34        $      0.42
                                                            ===========        ===========        ===========        ===========